Exhibit 99.1

Press Release — For Immediate Release

July 20, 2006

Penns Woods Bancorp, Inc. Reports Second Quarter 2006 Earnings

Jersey Shore, PA — Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported net income for the three and six months ended June 30, 2006 of $2,434,000 and $4,889,000 compared to $2,760,000 and $5,475,000 for the same periods of 2005.  Basic and dilutive earnings per share for the three months ended June 30, 2006 were $0.63 as compared to $0.70 for the three months ended June 30, 2005.  The six months ended June 30, 2006 had basic and diluted earnings per share of $1.25 as compared to $1.38 for the six months ended June 30, 2005.  Return on average assets and return on average equity were 1.70% and 13.34% for the three months ended June 30, 2006 as compared to 2.02% and 14.81% for the corresponding periods of 2005.  The six months ended June 30, 2006 earnings results correlate to a return on average assets and return on average equity of 1.71% and 13.12% as compared to 2.02% and 14.68% for the six months ended June 30, 2005.

Net income from core operations (“operating earnings”), which excludes net security gains, amounted to $2,259,000 and $4,345,000 for the three and six months ended June 30, 2006 as compared to operating earnings of $2,307,000 and $4,618,000 for the same periods of 2005.  Comparatively, earnings in 2006 have been impacted by a decline in the net interest margin, increased operating costs due in part to the opening of our North Atherton Street branch in State College in May 2005, and by operational growth.  The decline in the net interest margin is due to the continued market interest rate increases initiated by the Federal Open Market Committee (“FOMC”).

The net interest margin for the three and six months ended June 30, 2006 was 4.12% and 4.10%, compared to 4.41% and 4.39% for the corresponding periods of 2005.  The decrease in the net interest margin for the three and six month periods was due to the cost of interest bearing liabilities increasing at approximately twice the rate of the increase in the yield on earning assets.   The increase in the cost of interest bearing liabilities was driven by the FOMC rate increases over the past year, which led to the cost of time deposits and short-term borrowings increasing 87 bp and 188 bp, respectively, for the three month period and 89 bp and 189 bp, respectively, for the six month period.

“We continue to develop strategies and products to further enhance the core earnings of the company and ultimately to enhance shareholder value. Despite the continuing margin compression we were able to maintain the quarterly core earnings at a level comparable to the prior year. This was accomplished by shifting earning assets from the investment portfolio to the loan portfolio, implementation of an overdraft protection program, and a continued watchful eye on expenses. In addition, we continue to expand on our small business deposit services, such as cash management, internet banking, and merchant card programs. In response to our customer requests, we also expect to roll out new retail deposit products and services during the early part of the third quarter. We also expect to hit the ground running with the Montoursville branch as the staff has been actively involved with community organizations and events while attracting new customers and familiarizing themselves with our current Montoursville customer base.  The office will provide greater convenience to the businesses and residents of Montoursville that currently conduct their banking activities at the surrounding offices,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.

Total assets increased $2,712,000 to $576,305,000 at June 30, 2006 as compared to June 30, 2005.  A continued emphasis on quality loan origination has led to net growth in the loan portfolio of $18,196,000, or 5.6% since June 30, 2005.  The majority of the loan growth has occurred in the commercial real estate portion of the portfolio.  Strategically the investment portfolio was reduced $22,834,000 to meet the funding needs of new higher yielding commercial loans.  In addition, a significant investment in the construction of low-income housing units was undertaken during the third quarter of 2005 and into 2006 as part of the company’s strategic commitment to the communities where it provides banking services.  Noninterest bearing deposits increased 3.1% to $74,310,000 at June 30, 2006 as compared to June 30, 2005, while interest bearing deposits decreased 2.4% over the same time period.  Short-term borrowings increased strategically as they replaced the temporary decrease in interest bearing deposits, which was predominately the result of the roll off of $15,400,000 in certificates of deposit of one local governmental entity.

Shareholders’ equity decreased $4,163,000 to $71,632,000 at June 30, 2006 due to a significant decline in accumulated comprehensive income of $5,765,000 and the strategic purchase of $2,243,000 in treasury stock as part of the previously announced stock buyback plan.  The decrease in accumulated comprehensive income is the result of a temporary decline in market value, or net unrealized gains, of the investment portfolio at June 30, 2006 as compared to June 30, 2005.  The current level of shareholders’ equity equates to a book value per share of $18.22 as compared to $19.02 at June 30, 2005.  During the six months ended June 30, 2006 dividends of $0.85 per share were paid to shareholders.  The dividends represented a 12% increase or $0.09 per share over the dividends paid during the comparable period of 2005.  “The dividends paid to date during 2006 met our continued objective to provide a cash dividend resulting in a return exceeding four percent.  We have also increased the frequency of our stock repurchases on the open market.  Through the first six months of 2006 we have purchased 44,000 shares on the open market as compared to 14,000 during the entire year of 2005.  The continued strength of our earnings has allowed us to continue and maintain these programs,” commented Mr. Walko.  The range of closing prices for Penns Woods Bancorp, Inc. “PWOD” stock was between $36.50 and $39.50 during the three and six months ended June 30, 2006.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates twelve branch offices providing financial services in Lycoming, Clinton, and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by PWOD, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on PWOD’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of PWOD’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are other than statements of historical fact.  PWOD cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of PWOD herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on PWOD’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
115 South Main Street
Jersey Shore, PA 17740
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(In Thousands, Except Share Data)	June 30
	2006	2005	% Change
ASSETS
Noninterest-bearing balances	$14,181	$16,945	-16.3%
Interest-bearing deposits in other financial institutions	27	25	8.0%
Total cash and cash equivalents	14,208	16,970	-16.3%

Investment securities, available for sale, at fair value	180,553	203,400	-11.2%
Investment securities held to maturity (fair value of $284 and $286)	281	268	4.9%
Loans held for sale	5,777	4,073	41.8%
Loans	346,569	327,870	5.7%
Less: Allowance for loan losses	3,995	3,492	14.4%
Loans, net	342,574	324,378	5.6%
Premises and equipment, net	6,605	5,851	12.9%
Accrued interest receivable	2,649	2,342	13.1%
Bank-owned life insurance	10,896	11,163	-2.4%
Investment in limited partnerships	4,988	470	961.3%
Goodwill	3,032	3,032	0.0%
Other assets	4,742	1,646	188.1%
TOTAL ASSETS	$576,305	$573,593	0.5%

LIABILITIES
Interest-bearing deposits	$302,634	$310,187	-2.4%
Noninterest-bearing deposits	74,310	72,087	3.1%
Total deposits	376,944	382,274	-1.4%

Short-term borrowings	40,925	21,245	92.6%
Long-term borrowings, Federal Home Loan Bank (FHLB)	82,878	84,478	-1.9%
Accrued interest payable	1,171	1,050	11.5%
Other liabilities	2,755	8,751	-68.5%
TOTAL LIABILITIES	504,673	497,798	1.4%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,002,159 and 3,998,878 shares issued	33,351	33,324	0.1%
Additional paid-in capital	17,772	17,711	0.3%
Retained earnings	24,471	20,714	18.1%
Accumulated other comprehensive income (loss)	(1,273)	4,492	-128.3%
Less: Treasury stock at cost, 70,372 and 12,372 shares	(2,689)	(446)	502.9%
TOTAL SHAREHOLDERS’ EQUITY	71,632	75,795	-5.5%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$576,305	$573,593	0.5%

Share data has been adjusted for a 6 for 5 stock split that occurred in the fourth quarter of 2005.

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

(In Thousands, Except Per Share Data)	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,086	$5,455	11.6%	$11,895	$10,739	10.8%
Investment Securities:
Taxable	896	1,214	-26.2%	1,819	2,478	-26.6%
Tax-exempt	1,000	688	45.3%	1,989	1,277	55.8%
Dividend	365	297	22.9%	666	595	11.9%
TOTAL INTEREST AND DIVIDEND INCOME	8,347	7,654	9.1%	16,369	15,089	8.5%

INTEREST EXPENSE:
Deposits	1,968	1,420	38.6%	3,805	2,614	45.6%
Short-term borrowings	509	144	253.5%	915	346	164.5%
Long-term borrowings, FHLB	944	893	5.7%	1,890	1,746	8.2%
TOTAL INTEREST EXPENSE	3,421	2,457	39.2%	6,610	4,706	40.5%

NET INTEREST INCOME	4,926	5,197	-5.2%	9,759	10,383	-6.0%
PROVISION FOR LOAN LOSSES	198	180	10.0%	396	360	10.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,728	5,017	-5.8%	9,363	10,023	-6.6%

NON-INTEREST INCOME:
Deposit service charges	587	536	9.5%	1,177	991	18.8%
Securities gains, net	265	687	-61.4%	824	1,298	-36.5%
Bank-owned life insurance	90	93	-3.2%	178	187	-4.8%
Gain on sale of loans	210	178	18.0%	360	368	-2.2%
Insurance commissions	670	652	2.8%	1,230	1,295	-5.0%
Other	394	329	19.8%	784	643	21.9%
TOTAL NON-INTEREST INCOME	2,216	2,475	-10.5%	4,553	4,782	-4.8%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,214	2,135	3.7%	4,446	4,129	7.7%
Occupancy, net	275	286	-3.8%	518	577	-10.2%
Furniture and equipment	288	234	23.1%	585	455	28.6%
Pennsylvania shares tax	151	140	7.9%	296	279	6.1%
Other	1,150	1,054	9.1%	2,184	2,004	9.0%
TOTAL NON-INTEREST EXPENSE	4,078	3,849	5.9%	8,029	7,444	7.9%

INCOME BEFORE INCOME TAX PROVISION	2,866	3,643	-21.3%	5,887	7,361	-20.0%
INCOME TAX PROVISION	432	883	-51.1%	998	1,886	-47.1%
NET INCOME	$2,434	$2,760	-11.8%	$4,889	$5,475	-10.7%

EARNINGS PER SHARE - BASIC	$0.63	$0.70	-10.0%	$1.25	$1.38	-9.4%

EARNINGS PER SHARE - DILUTED	$0.63	$0.70	-10.0%	$1.25	$1.38	-9.4%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,879,052	3,973,988	-2.4%	3,923,923	3,973,756	-1.3%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,879,539	3,976,255	-2.4%	3,924,409	3,976,179	-1.3%

DIVIDENDS PER SHARE	$0.43	$0.38	13.2%	$0.85	$0.76	11.8%

Share data has been adjusted for a 6 for 5 stock split that occurred in the fourth quarter of 2005.

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	June 30, 2006			June 30, 2005
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$7,887	$123	6.24%	$4,119	$35	3.41%
All other loans	341,091	6,005	7.06%	320,020	5,432	6.81%
Total loans	348,978	6,128	7.04%	324,139	5,467	6.77%

Taxable securities	94,134	1,261	5.36%	120,085	1,511	5.03%
Tax-exempt securities	90,530	1,515	6.69%	61,406	1,042	6.79%
Total securities	184,664	2,776	6.01%	181,491	2,553	5.63%

Total interest-earning assets	533,642	8,904	6.69%	505,630	8,020	6.36%

Other assets	39,175			38,166

TOTAL ASSETS	$572,817			$543,796

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$60,161	125	0.83%	$65,912	126	0.77%
Super Now deposits	48,282	169	1.40%	51,571	111	0.86%
Money Market deposits	24,165	121	2.01%	30,252	106	1.41%
Time deposits	164,464	1,553	3.79%	148,078	1,077	2.92%
Total Deposits	297,072	1,968	2.66%	295,813	1,420	1.93%

Short-term borrowings	44,793	509	4.56%	21,566	144	2.68%
Long-term borrowings	82,878	944	4.57%	75,754	893	4.73%
Total borrowings	127,671	1,453	4.56%	97,320	1,037	4.27%

Total interest-bearing liabilities	424,743	3,421	3.23%	393,133	2,457	2.51%

Demand deposits	70,961			68,784
Other liabilities	4,129			7,344
Shareholders’ equity	72,984			74,535

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$572,817			$543,796
Interest rate spread			3.46%			3.85%
Net interest income/margin		$5,483	4.12%		$5,563	4.41%

	For the Three Months Ended June 30,
	2006	2005
Total interest income	$8,347	$7,654
Total interest expense	3,421	2,457

Net interest income	4,926	5,197
Tax equivalent adjustment	557	366

Net interest income (fully taxable equivalent)	$5,483	$5,563

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	For the Six Months Ended
	June 30, 2006			June 30, 2005
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,038	$248	6.22%	$1,869	$57	6.15%
All other loans	338,041	11,731	7.00%	323,617	10,701	6.67%
Total loans	346,079	11,979	6.98%	325,486	10,758	6.67%

Taxable securities	95,880	2,485	5.18%	125,153	3,073	4.91%
Tax-exempt securities	90,839	3,014	6.64%	55,370	1,935	6.99%
Total securities	186,719	5,499	5.89%	180,523	5,008	5.55%

Total interest-earning assets	532,798	17,478	6.60%	506,009	15,766	6.27%

Other assets	38,691			36,419

TOTAL ASSETS	$571,489			$542,428

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$60,360	238	0.80%	$66,418	257	0.78%
Super Now deposits	48,223	318	1.33%	52,533	218	0.84%
Money Market deposits	24,642	237	1.94%	31,400	197	1.27%
Time deposits	163,312	3,012	3.72%	138,576	1,942	2.83%
Total Deposits	296,537	3,805	2.59%	288,927	2,614	1.82%

Short-term borrowings	43,100	915	4.28%	29,242	346	2.39%
Long-term borrowings	83,603	1,890	4.56%	77,101	1,746	4.57%
Total borrowings	126,703	2,805	4.46%	106,343	2,092	3.97%

Total interest-bearing liabilities	423,240	6,610	3.15%	395,270	4,706	2.40%

Demand deposits	69,381			68,571
Other liabilities	4,324			4,017
Shareholders’ equity	74,544			74,570

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$571,489			$542,428
Interest rate spread			3.45%			3.87%
Net interest income/margin		$10,868	4.10%		$11,060	4.39%

	For the Six Months Ended June 30,
	2006	2005
Total interest income	$16,369	$15,089
Total interest expense	6,610	4,706

Net interest income	9,759	10,383
Tax equivalent adjustment	1,109	677

Net interest income (fully taxable equivalent)	$10,868	$11,060

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
Operating Data
Net income	$2,434	$2,455	$2,478	$2,948	$2,760
Net interest income	4,926	4,833	5,024	5,115	5,197
Provision for loan losses	198	198	180	180	180
Net security gains	265	559	336	556	687
Non-interest income, excluding net security gains	1,951	1,778	1,766	1,991	1,788
Non-interest expense	4,078	3,951	3,876	3,788	3,849

Performance Statistics
Net interest margin	4.12%	4.08%	4.22%	4.29%	4.41%
Annualized return on average assets	1.70%	1.72%	1.75%	2.12%	2.02%
Annualized return on average equity	13.34%	13.24%	13.31%	16.54%	14.81%
Annualized net loan charge-offs to avg loans	0.09%	0.05%	-0.01%	0.22%	0.11%
Net charge-offs (recoveries)	80	43	(7)	180	87
Efficiency ratio	59.3	59.8	57.3	53.5	55.4

Per Share Data
Basic earnings per share	$0.63	$0.62	$0.63	$0.74	$0.70
Diluted earnings per share	0.63	0.62	0.62	0.74	0.70
Dividend declared per share	0.43	0.42	0.41	0.39	0.38
Book value	18.22	18.73	18.59	18.69	19.02
Common stock price:
High	39.50	38.75	39.76	38.30	41.58
Low	36.50	37.75	36.67	36.76	37.08
Close	38.48	37.95	38.87	37.50	38.18
Weighted average common shares:
Basic	3,879	3,935	3,965	3,973	3,974
Fully Diluted	3,880	3,935	3,966	3,974	3,977
End-of-period common shares:
Issued	4,002	4,002	4,002	3,998	3,998
Treasury	70	60	26	16	12

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
Financial Condition Data:
General
Total assets	$576,305	$579,397	$568,668	$570,419	$573,593
Loans, net	342,574	342,178	334,759	327,159	324,378
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	376,944	367,646	352,529	363,190	382,274
Noninterest-bearing	74,310	74,329	71,379	72,053	72,087

Savings	59,619	61,388	60,483	62,676	66,034
NOW	48,739	50,957	48,678	49,064	54,977
Money Market	23,712	24,658	24,446	26,757	29,745
Time Deposits	170,564	156,314	147,543	152,640	159,431
Total interest-bearing deposits	302,634	293,317	281,150	291,137	310,187

Core deposits*	206,380	211,332	204,986	210,550	222,843
Shareholders’ equity	71,632	73,815	73,919	74,490	75,795

Asset Quality
Non-performing assets	$983	$766	$602	$1,056	$1,721
Non-performing assets to total assets	0.17%	0.13%	0.11%	0.19%	0.30%
Allowance for loan losses	3,995	3,834	3,679	3,492	3,492
Allowance for loan losses to total loans	1.15%	1.11%	1.09%	1.06%	1.07%
Allowance for loan losses to non-performing loans	406.41%	500.52%	611.13%	330.68%	202.91%
Non-performing loans to total loans	0.28%	0.22%	0.18%	0.32%	0.52%

Capitalization
Shareholders’ equity to total assets	12.43%	12.74%	13.00%	13.06%	13.21%

* Core deposits are defined as total deposits less time deposits